UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Malibu Boats, Inc. (the “Company”) announced today preliminary financial results for the three months ended March 31, 2015.

The Company expects that unit volume will be approximately 980 units for three months ended March 31, 2015, net sales will be between approximately $64.3 million and $64.8 million for the three months ended March 31, 2015 and gross profit will be between approximately $17.0 million and $17.5 million for the three months ended March 31, 2015.

The estimates above are preliminary and may change. The Company has provided a range for certain preliminary financial results described above primarily because its financial closing procedures for the three months ended March 31, 2015 are not yet complete. There can be no assurance that the Company’s final results for the three months ended March 31, 2015 will not differ from these estimates, including as a result of quarter-end closing and review procedures or review adjustments, and any such changes could be material. In addition, the preliminary financial information for the three months ended March 31, 2015 is not necessarily indicative of the results to be achieved for any future period. The Company’s auditors have not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, the Company’s auditors do not express an opinion or any other form of assurance with respect thereto.

As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information. There are material limitations with making estimates of financial results prior to the completion of the Company’s and its auditors’ normal review procedures for such periods. The preliminary financial information provided above should be reviewed together with “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in each of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” the negative of these terms, or by other similar expressions that convey uncertainty of future events or outcomes, are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions and include, but are not limited to, statements regarding the Company’s preliminary financial results for the three months ended March 31, 2015.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: adjustments in the calculation of financial results for the quarter end, or the application of accounting principles; discovery of new information that alters expectations about third quarter results or impacts valuation methodologies underlying these results; accounting changes required by United States generally accepted accounting principles; and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that the Company’s expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation (and expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

By:	/s/ Wayne R. Wilson
Name:	Wayne R. Wilson
Title:	Chief Financial Officer

Date: April 6, 2015